UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest reported): June 14, 2006

                        EUROWEB INTERNATIONAL CORP.
             (Exact name of registrant as specified in charter)

  Delaware                      1-12000                 13-3696015
                    (State or other jurisdiction (Commission
(IRS Employer
                       of incorporation) File Number)
                            Identification No.)

        468 North Camden Drive Suite 256(I) Beverly Hills, CA 90210
            (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code: (310) 860-5697

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                    Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):


/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into A Material Definitive Agreement

On June 11, 2006, the Board of Directors of Euroweb International Corp. (the "Company"), as part of its strategy on redirecting the Company into new markets, voted to pursue real estate business opportunities through focusing on developing joint ventures, providing loans for the development of property, engaging in the development of property and the construction of various types of facilities and investing in real estate opportunities. In connection with the new business line, on June 14, 2006, the Company entered into a line of credit agreement (the "Line of Credit") with EWEB RE Corp. ("ERC"), its wholly-owned subsidiary, pursuant to which the Company agreed to loan ERC up to $10,000,000, which such loans will be payable on demand and accrue interest of 12% per annum. Pursuant to the terms of the Line of Credit, the Company loaned ERC $1,000,000 on June 14, 2006.

      ERC has commenced seeking opportunities in the real estate industry, which opportunities are limited to the extent that the opportunities must satisfy the parameters set by the Board of Directors of the Company as follows:

            o any investment in the real estate opportunity (the "Proposed RE Investment"), including loans, shall not exceed a period of three years;

            o the expected return on investment on the Proposed RE Investment will be at minimum 15% per year;

            o the Proposed RE Investment will not be leveraged in excess of more $1.50 for each $1.00 invested in equity; and

            o each Proposed RE Investment will have a clear exit strategy (i.e. purchase, development and sale) and no Proposed RE Investment intent will be to acquire income producing real estate.

      The Company, as the sole shareholder of ERC, appointed Yossi Attia, a director of the Company, as the Chief Executive Officer of ERC. Mr. Attia and ERC have agreed to enter into an agreement pursuant to which Mr. Attia will agree to not compete with the activities of ERC in any manner whatsoever.

Item 9.01   Financial Statements and Exhibits

      (d)   Exhibits

            Exhibit No.       Description

            10.1 Line of Credit entered by and between the Company and EWEB RE Corp.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              EUROWEB INTERNATIONAL
CORPORATION


                                               By:    /s/ Moshe Schnapp
                                                      -------------------------
                                               Name:  Moshe Schnapp
                                               Title: President

Date:   June 15, 2006
        Budapest, Hungary